                                                                    EXHIBIT 10.1

                                                                  Execution Copy

                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made to be effective as of the 23rd day of August, 2002 (the "Effective Date"), by and between VAALCO International, Inc., a Delaware corporation (the "Company"), VAALCO Energy, Inc., a Delaware corporation ("VEI") and Nissho Iwai Corporation, a Japanese corporation (the "Purchaser").

                             Preliminary Statements

     WHEREAS, The Company and VEI entered into the Subscription Agreement dated as of August 23, 2002 (the "Subscription Agreement") pursuant to which the Company issued and sold 10,000 shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), to VEI; and

     WHEREAS, VEI desires to sell to the Purchaser, and the Purchaser desires to purchase and accept 999 shares of the Common Stock from VEI and the Warrants (defined below) all in accordance with the terms and subject to the conditions set forth in this Agreement.

                                    Agreement

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company, VEI and the Purchaser hereby agree as follows:

1.   Purchase and Sale.

     (a)  Common Stock.

          (i) Subject to the terms and conditions of this Agreement, at the Closing VEI will sell to the Purchaser, and the Purchaser will purchase from VEI Nine Hundred Ninety-Nine (999) shares of its Common Stock representing 9.99% of the shares of the issued and outstanding Common Stock as of the date hereof (the "Purchased Shares") for aggregate consideration of Three Million Two Ninety One Thousand Three Hundred and Fifteen United States Dollars (US $3,291,315) (the "Aggregate Consideration") which amount shall consist of the Purchase Price and the Additional Consideration. For the purposes of this Agreement, the "Purchase Price" shall be $3,000,000 and the "Additional Consideration" shall be $291,315, which is an amount equaling 9.99% of the cash calls since April 1, 2002 for VAALCO Gabon (Etame) Inc., a Delaware corporation and wholly-owned subsidiary of the Company ("VGEI").

          (ii) Subject to the terms and conditions of this Agreement, at the Closing VEI shall sell and issue to NIC warrants to purchase shares of VEI's common stock (the "Warrants") in the forms attached hereto as Exhibits B-1 and B-2.

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          (iii) Subject to the terms and conditions of this Agreement, at the
     Closing, VEI agrees to satisfy its payment obligations under Section 1 of the Subscription Agreement.

     (b) Closing. The purchase and sale of Purchased Shares and Warrants to the Purchaser shall take place at the offices of the Company, located at 4600 Post Oak Place, Suite 309, Houston, Texas 77027, contemporaneously with the execution of this Agreement (which time and place are designated as the "Closing"). At the Closing, the Company shall deliver to the Purchaser stock certificate(s) No. 2 representing the Purchased Shares and the Warrants in exchange for the Aggregate Consideration by wire transfer of immediately available funds as directed by the Company in writing to Purchaser at least 2 business days prior to the Closing.

2. Representations and Warranties of the Company and VEI. The Company and VEI hereby represent and warrant to the Purchaser that as of the date hereof, except as set forth on the Schedule of Exceptions (the "Schedule of Exceptions") furnished to the Purchaser and attached hereto as Exhibit A specifically identifying the relevant subparagraphs hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder:

     (a) Organization and Good Standing. Each of the Company and VEI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. Each of the Company and VEI is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

     (b) Capitalization and Voting Rights. The authorized capital stock of the Company consists, or will consist immediately prior to the Closing, of Ten Thousand (10,000) shares of Common Stock, all of which are issued and outstanding and owned by VEI prior to the Closing.

     (c) Authorization. All corporate action on the part of the Company and VEI, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and all other agreements and instruments contemplated hereunder, the performance of all obligations of each of the Company and VEI hereunder and thereunder, and the authorization, issuance, sale and delivery of the Purchased Shares and the Warrants has been taken or will be taken prior to the Closing, and this Agreement and all other agreements and instruments contemplated hereunder constitute valid and legally binding obligations of each of the Company and VEI, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

     (d) Valid Issuance of Purchased Shares and the Warrants. The Purchased Shares and the Warrants that are being purchased hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free and clear of encumbrances other than any encumbrances in favor of 1818 Fund II, L.P. ("1818 Fund") or International

                                       2

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Finance Corporation ("IFC") or created under this Agreement, other agreements and instruments contemplated hereunder as listed in the Schedule of Exceptions, and applicable securities laws.

     (e) Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority of any country on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement.

     (f) Lender Consents. No consent, approval, or filing with, any lender is required in connection with the consummation of the transactions by VEI or the Company contemplated by this Agreement other than 1818 Fund and IFC.

     (g) Offering. Subject in part to the truth and accuracy of the Purchaser's representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Warrants and the Common Stock as contemplated by this Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act").

     (h) Capital Contribution. VEI agrees that it will contribute at Closing 100% of its right title and interest in and to the shares of VGEI to the Company (the "Capital Contribution"). Following the Capital Contribution the Company will own 100% of the capital stock of VGEI, free of restrictions on transfer, other than such restrictions on transfers under this Agreement, other agreements and instruments contemplated hereunder as listed in the Schedule of Exceptions, and applicable securities laws.

     (i) Gabon Production Sharing Contract. VGEI is the owner of an undivided 30.35% of the interest in that certain Exploration and Production Sharing Contract with the Republic of Gabon dated July 7, 1995 (the "Contract") and such interest is owned free and clear of any lien or encumbrance except as set forth in the Schedule of Exceptions.

     (j) Financial Condition. The financial statements for the year ended December 31, 2001 as set forth in the Independent Auditor's Report of VGEI dated April 26, 2002 ("Financial Statement") and the related unaudited interim financial statements, including Statement of Operations, Statement of Cash Flow, Statement of Stock Holders' Equity and Balance Sheet dated as of May 31, 2002 ("Interim Financial Statement") fairly present in all material respects the financial condition and the results of operations, changes in equity and cash flows of VGEI as of the respective dates and for the period referred to in such Financial Statements, all in accordance with GAAP (provided that the Interim Financial Statement will not include auditor's notes). These Financial Statements reflect the consistent application of such accounting principles throughout the periods involved and have been or will be prepared from and are in accordance with the accounting records of VGEI.

     (k) Absence of Material Changes and Undisclosed Liabilities. Neither the Company nor VEI are aware of any material adverse changes in the assets of VGEI, the operations in the Gabon Contract Area or in the relationship between the parties to the Production Sharing Contract and the Government of the Republic of Gabon. Neither the

                                       3

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Company nor VGEI have any known liabilities except for: liabilities reflected or reserved against in the Interim Financial Statement or Financial Statement, liabilities that are listed in the Schedule of Exceptions, current liabilities incurred in the ordinary course of business of VGEI since the date of the Interim Balance Sheet, and liabilities that would not have a material adverse effect on the business, operations or assets of VGEI.

     (l) Books and Records. The books of account and other financial records of the Company and of VGEI, all of which have been made available to NIC, are complete and correct in all material respects and represent actual, bona fide transactions and have been maintained in accordance with customary business practices, including the maintenance of adequate system of internal controls.

3. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants that:

     (a) Authorization. The Purchaser has full power and authority to enter into this Agreement and the other agreements and instruments contemplated hereunder, and each such Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms.

     (b) Purchase Entirely for Own Account. The Purchased Shares to be received by the Purchaser pursuant to this Agreement will be acquired for investment for the Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.

     (c) Accredited Investor. The Purchaser is an "accredited investor" within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

     (d) Knowledge, Experience and Resources. The Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Company and is able to bear the economic risks of an investment in the Purchased Shares for an indefinite period of time and to withstand a complete loss of such investment.

     (e) Receipt of Information. The Purchaser has met with officers of the Company and its subsidiary, has had an opportunity to ask questions and receive answers concerning the business, properties, prospects and financial condition of the Company and the terms and conditions of an investment in the Company, and has received all information that it believes is necessary or desirable in connection with an investment in the Company. The Purchaser is solely responsible for its own due diligence investigation of the Company and its proposed business, for its analysis of the merits and risks of its investment made pursuant to this Agreement and for its analysis of the terms of its investment.

     (f) Restricted Securities. The Purchaser understands that the Purchased Shares and the Warrants it is purchasing are characterized as "restricted securities" under the federal

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securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, as amended, only in certain limited circumstances. In this connection, the Purchaser represents that it is familiar with Securities and Exchange Commission Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act

     (g) Brokers and Finders. Neither the Purchaser nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fee, commission or finders fee in connection with the transactions contemplated by this Agreement.

     (h) Legends. It is understood that the certificates evidencing the Purchased Shares may bear one or all of the following legends:

          (i) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT."

          (ii) The legend required by the Stockholders' Agreement, as defined in
     Section 4(d), below.

          (iii) Any legend required by the blue sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

     (j) Foreign Investors. If Purchaser is not a United States person, Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Purchased Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Purchased Shares and the Warrants, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Purchased Shares and the Warrants. Such Purchaser's payment for, and its continued beneficial ownership of the Purchased Shares and the Warrants, will not violate any applicable securities or other laws of its jurisdiction.

4. Conditions of Purchaser's Obligations at Closing. The obligation of the Purchaser to purchase the Purchased Shares and the Warrants at the Closing under this Agreement is subject to the fulfillment on or before the Closing of each of the following conditions, any of which may be waived pursuant to Section 6(e) of this Agreement:

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     (a) Performance. The Company and VEI shall have performed and complied, in all material respects, with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

     (b) Compliance Certificate. The President or Chief Executive Officer of the Company and the President or Chief Executive Officer of VEI shall deliver to the Purchaser at the Closing a certificate stating that the conditions specified in
Section 4(a) together with a customary certification of the Secretaries of the Company and of VEI as to the incumbency of the relevant officers of the Company and of VEI.

     (c) Authorizations. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body that are required in connection with the lawful issuance and sale of the Purchased Shares at the Closing pursuant to this Agreement shall be duly obtained and effective as of the Closing.

     (d) Stockholders' Agreement. Contemporaneously with the execution of this Agreement, the Company, the Purchaser, and VEI shall have executed and delivered the Stockholders' Agreement in the form attached hereto as Exhibit B (the "Stockholders' Agreement").

     (e) Tax Summary. VEI shall have furnished to Purchaser a summary of the tax implications of the transactions contemplated by this Agreement as they relate to the Purchaser, the Company, VEI and VGEI.

     (f) Legal Opinions. VEI and VGEI shall have delivered to the Purchaser a legal opinion in the form attached as Exhibit C.

     (g) Required Consents. VEI and VGEI shall have received the consent of IFC and 1818 Fund to the transactions contemplated by this Agreement.

5. Conditions of VEI's and the Company's Obligations at Closing. The obligation of VEI to sell the Purchased Shares and the Warrants at the Closing to the Purchaser under this Agreement is subject to the fulfillment on or before the Closing of each of the following conditions, any of which may be waived pursuant to Section 6(e) of this Agreement:

     (a) Payment of Consideration. The Purchaser shall have delivered the Aggregate Consideration as specified in Section 1(a) hereof to VEI.

     (b) Performance. The Purchaser shall have performed and complied, in all material respects, with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

     (c) Compliance Certificate. The Representative Director of the Purchaser shall deliver to the Company at the Closing a certificate stating that the conditions specified in Section 5(b) have been fulfilled together with certifications as to the incumbency of relevant officers of the Purchaser.

                                       6

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     (d) Authorizations. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body that are required in connection with the lawful issuance and sale of the Purchased Shares at the Closing pursuant to this Agreement shall be duly obtained and effective as of the Closing.

     (e) Stockholders' Agreement. Contemporaneously with the execution of this Agreement, the Company, the Purchaser, and VEI shall have executed and delivered the Stockholders' Agreement.

     (f) Required Consents. The Company, VEI and VGEI shall have received the consent of IFC and 1818 Fund to the transactions contemplated by this Agreement.

     (g) Amended and Restated Subordinated Credit Agreement. Purchaser shall have entered into the Amended and Restated Subordinated Credit Agreement with VEI and 1818 Fund to loan $3,000,000 of a $13,000,000 loan described in such
Agreement dated as of             , 2002, in form and substance reasonably
                      ------------
satisfactory to VEI and shall fund $3,000,000 at Closing into the "Sponsor Escrow Account" as defined in said Amended and Restated Subordinated Credit Agreement.

6. Miscellaneous.

     (a) Indemnity; Survival of Warranties. The warranties, representations and covenants of the Company, VEI and the Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing for a period of one year and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Purchaser, VEI or the Company. Each party shall indemnify and hold harmless the other parties from and against any actual damage, loss, liability, cost or expense (including reasonable attorneys fees) incurred by the other resulting from any breach of the party's representations, warranties or covenants in this Agreement.

     (b) No Assignment. No party may assign or otherwise transfer any rights, interests or obligations under this Agreement without the prior written consent of the other parties, which consent may be withheld in the sole and absolute discretion of such parties for any reason whatsoever or for no reason, and any attempted assignment in violation of this provision shall be void and of no effect.

     (c) Severability. If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

     (d) Entire Agreement. This Agreement, the exhibits hereto, the documents and agreements referred to herein and the exhibits thereto, constitute the entire understanding and

                                       7

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agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto and thereto. To the extent that the terms of this Agreement conflict with the terms of any document or agreement referred to herein, the terms of the Loan Agreement dated as of April 19, 2002 between VGEI and IFC shall control.

     (e) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Purchaser.

     (f) Expenses. Except as provided to the contrary herein, each party shall pay all of its own costs and expenses with respect to the negotiation, execution and delivery of this Agreement and exhibits hereto. The Company's costs and expenses with respect to the negotiation, execution and delivery of this Agreement and exhibits hereto shall be paid by VEI.

     (g) Governing Law. This Agreement shall be governed by, and construed in all respects in accordance with, the laws of the State of New York, without regard to the principles of conflict of laws thereof.

     (h) Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be delivered by personal delivery, an internationally recognized courier such as DHL or Federal Express, facsimile or first class registered or certified mail, postage prepaid, addressed as follows:

          If to the Purchaser to:

          Nissho Iwai Corporation
          3-1, Daiba 2-chome, Minato-ku, Tokyo 135-8655 JAPAN
          Attention: Shinichi Teranishi, General Manager,
          Energy Project Department,
          Facsimile No.: 81-3-5520-2964


          If to the Company to:

          VAALCO International, Inc.
          4600 Post Oak Place, Suite 309
          Houston, Texas 77027
          Attention: President
          Facsimile No.: 713-623-0982

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          If to VEI to:

          VAALCO Energy, Inc.
          4600 Post Oak Place, Suite 309
          Houston, Texas 77027
          Attention: President
          Facsimile No.: 713-623-0982

or at such other address as the intended recipient previously shall have designated by written notice to the other party. Notice by registered or certified mail shall be effective on the date it is officially recorded as delivered to the intended recipient by return receipt or equivalent, and in the absence of such record of delivery, the effective date shall by presumed to have been the eighth business day after it was deposited in the mail. All notices and other communications required or contemplated by this Agreement delivered in person or sent by an internationally recognized courier shall be deemed to have been delivered to and received by the addressee and shall be effective on the date of personal delivery. Notices delivered by confirmed facsimile shall be deemed delivered to and received by the addressee and effective on the date sent. Notice not given in writing shall be effective only if acknowledged in writing by a duly authorized representative of the party to whom it was given.

     (i) Headings. The titles of the sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     (j) Jurisdiction. Any legal action or proceeding relating to this Agreement shall be instituted in a state or federal court in New York, NY. The parties agree to submit to the jurisdiction of, and agree that venue is proper in, these courts in any such legal action or proceeding.

     (k) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

     (l) Construction. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof shall not be construed for or against any party.

                           [signature pages to follow]

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          IN WITNESS WHEREOF, the parties have executed this Stock Purchase
Agreement as of the date first above written.

                                                COMPANY:

                                                VAALCO International, Inc.


                                                By:
                                                   -----------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------


                                                PURCHASER:

                                                Nissho Iwai Corporation


                                                By:
                                                   -----------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------


                                                VEI:

                                                VAALCO Energy, Inc.


                                                By:
                                                   -----------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------

                                 Signature Page
                            Stock Purchase Agreement

                                    EXHIBIT A
                             Schedule of Exceptions

Section 2(h)

1. Amended and Restated Subordinated Credit Agreement, dated as of June 10, 2002 among 1818 Fund II, L.P, Nissho Iwai Corporation and VALCO Energy, Inc., as amended.

2. Loan Agreement, dated as of April 19, 2002 between VAALCO Gabon (Etame) Inc. and International Finance Corporation, as amended.

Section 2(i)

1. Amended and Restated Pledge of Shares Agreement dated May 31, 2002, among VAALCO Energy, Inc., VAALCO International Inc. and International Finance Corporation as amended.

                                    EXHIBIT B
                             Stockholders' Agreement